Exhibit 5.1

February 24, 2017

AvalonBay Communities, Inc.

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

Re:          Legality of Securities to be Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of deferred compensation obligations (the “Obligations”) of AvalonBay Communities, Inc., a Maryland corporation (the “Company”).  The Obligations will arise under the AvalonBay Communities, Inc. Deferred Compensation Plan, as amended and restated (as amended through the date of this opinion, the “Plan”), in which a group of management or highly compensated employees of the Company may participate.

In connection with rendering this opinion, we have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof, as on file with the Maryland State Department of Assessments and Taxation, (ii) the Amended and Restated By-laws of the Company, as amended through the date hereof, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, (v) the Plan, and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity and completeness of the originals of such copies.  As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Maryland.  To the extent that any other laws govern any of the matters as to which we express an opinion herein, we have assumed, without independent investigation, that the laws of such jurisdiction are identical to those of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

Based on the foregoing, we are of the opinion that the Obligations, when established pursuant to the terms of the Plan after approval by or pursuant to the terms of authorization from the Company’s Board of Directors and upon issuance and payment thererfor in accordance with the terms of the Plan, will be duly authorized and validly issued.

Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity, regardless of whether considered in a proceeding in equity or law, and the possible unavailability of specific performance or injunctive relief. In addition, we express no opinion as to the validity, binding effect and enforceability of provisions in the Plan relating to procedures and requirements governing the resolution of disputes.  We express no opinion on any provision of the Plan relating to non-reliance, exculpation, disclaimer, limitation of liability, indemnification, contribution, waiver, limitation or exclusion of remedies, or any other provision having a similar effect; compliance with state or United States federal laws relating to fiduciary duty requirements; or state or United States federal laws relating to pension or employee benefits.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/S/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP